Exhibit 99.1


                                                   Contact:
                                                   Susan Hickey
                                                   NetRatings, Inc.
                                                   212-703-5909
                                                   shickey@netratings.com

              NETRATINGS ANNOUNCES FOURTH QUARTER AND YEAR-END 2003
                                FINANCIAL RESULTS

     New York, Feb. 26, 2004 - NetRatings, Inc. (NASDAQ: NTRT), the global standard for Internet audience measurement and analysis, today announced financial results for the fourth quarter and year-ended Dec. 31, 2003.

     Revenues for the fourth quarter of 2003 were $11.6 million, a 23 percent increase over revenues of $9.4 million for the fourth quarter of 2002. Revenues for the year-ended Dec. 31, 2003 were $41.4 million, up 39 percent compared to revenues of $29.7 million in 2002.

     In accordance with generally accepted accounting principles (GAAP), net loss for the fourth quarter of 2003 was $7.3 million, or $0.21 per share, on approximately 33.9 million shares, compared to a net loss of $11.8 million, or $0.35 per share, on approximately 33.6 million shares, in the fourth quarter of 2002. Net loss for the full year 2003 was $25.1 million, or $0.74 per share, compared with a net loss of $38.9 million, or $1.17 per share in 2002.

     On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company reported a fourth quarter 2003 loss of $4.3 million, or $0.13 per share, compared to an EBITDA loss in the fourth quarter of 2002 of $9.3 million, or $0.28 per share. EBITDA loss for the full year 2003 narrowed to $14.1 million, or $0.42 per share, compared with an EBITDA loss of $32.4 million, or $0.98 in 2002. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.


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     "Throughout 2003, we made a series of strategic investments and acquisitions, which, supported by strengthening client metrics, continued fiscal discipline and an improving economy, have built a platform for NetRatings to drive strong future growth," said William Pulver, president and CEO, NetRatings. "Throughout the year we strengthened the Nielsen//NetRatings Internet media research product suite with enhancements to NetView, @Plan, and AdRelevance, the launch of our U.S. Hispanic panel, and the acquisitions of LemonAd and RedSheriff. At the same time we made strategic investments to build our Internet market research offerings. With WebIntercept now in place and the launch of U.S. MegaPanel and HomeScan Online imminent, we are optimistic that our investments have created the leading Internet media and market research product portfolio that will drive NetRatings' growth and profitability."

     NetRatings ended 2003 with 781 clients, excluding RedSheriff, having signed or renewed clients including About.com, American Greetings, Circuit City Stores, CNET, Kraft Foods, Universal Music Group and Verizon during the fourth quarter. The company reported a fourth quarter global renewal rate of 74 percent, up from 64 percent during the fourth quarter of 2002.

RedSheriff Acquisition

     In December 2003, NetRatings announced it had acquired 58 percent of RedSheriff, a global leader in site-centric-based Internet audience measurement. During the first quarter, and consistent with its plan to acquire up to 100 percent of RedSheriff, NetRatings has acquired additional shares of RedSheriff and now owns approximately 97 percent of the company. To date, total cash outlay to acquire RedSheriff shares has been approximately $23.5 million. With integration of the companies underway, the RedSheriff product suite will be marketed under the Nielsen//NetRatings brand and Richard Webb, CEO, RedSheriff, will join NetRatings as president, Asia-Pacific/Latin America, reporting to Mr. Pulver.

     Mr. Pulver commented, "We are pleased with our progress in integrating the RedSheriff acquisition and delighted that Rick will be joining us to lead important segments of our business. Having led RedSheriff almost from its inception, Rick is a seasoned executive and his experience will be invaluable as we leverage our combined assets to create the currency for Internet audience measurement."


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Guidance

     For the first quarter ending March 31, 2004, NetRatings is projecting the following:

-    Revenue is expected to be between $13 million and $13.4 million
-    Net loss per share on a GAAP basis is expected to be between $0.20 and
     $0.22
-    EBITDA loss per share is expected to be between $0.11 and $0.13

     For the full year 2004, NetRatings is projecting the following:

-    Revenue is expected to be between $54 million and $58 million
-    Net loss per share on a GAAP basis is expected to be between $0.65 and
     $0.71
-    EBITDA loss per share is expected to be between $0.32 and $0.38

Guidance for the first quarter and full year 2004 reflect consolidation of the RedSheriff business.

Fourth Quarter/Year-End 2003 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its fourth quarter and FY 2003 results and 2004 business outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.

About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) is the provider of the Nielsen//NetRatings services, the global standard for Internet audience measurement and analysis, and is the industry's premier source for online advertising intelligence with its NetView, AdRelevance, @Plan, WebRF, LemonAd, MegaPanel and SiteCensus services. Covering 70 percent of the world's Internet usage, the Nielsen//NetRatings services offer syndicated Internet and digital media research reports and custom-tailored data to help companies gain valuable insight into their business. For more information, please visit www.nielsen-netratings.com.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2002 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.


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

NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)

                                                                  Three Months Ended                  Twelve Months Ended
                                                                     December 31,                         December 31,
                                                                 2003             2002               2003             2002
                                                           ----------------- ----------------   ---------------- ----------------

Revenue                                                        $ 11,599         $  9,412           $ 41,432         $ 29,706

Cost of revenue                                                   6,048            5,264             20,476           16,451
                                                           ----------------- ----------------   ---------------- ----------------
Gross profit                                                      5,551            4,148             20,956           13,255
                                                           ----------------- ----------------   ---------------- ----------------

Operating expenses:
    Research and development                                      2,892            2,650              9,998            8,776
    Sales and marketing                                           4,711            3,349             17,125           13,801
    General and administrative                                    3,005            1,796             10,539            6,433
    Restructuring and other expenses                                  -            2,259                  -            9,228
    Acquisition-related expenses                                      -                -                  -            3,033
    Amortization of intangibles                                     970            1,009              3,898            2,425
    Amortization of stock-based compensation                      2,276            2,279              9,105            9,432
                                                           ----------------- ----------------   ---------------- ----------------
                         Total operating expenses                13,854           13,342             50,665           53,128
                                                           ----------------- ----------------   ---------------- ----------------

Loss from operations:                                            (8,303)          (9,194)           (29,709)         (39,873)

Equity in earnings (losses) of joint ventures                        83             (172)                66           (2,549)
Impairment of investments                                             -           (4,500)                 -           (4,500)
Interest income, net                                                812            2,121              4,053            8,029
Minority interest in losses (gains) of
consolidated subsidiaries                                           132              (22)               455               17
                                                          ----------------- ----------------   ---------------- ----------------
Net loss                                                       $ (7,276)        $(11,767)          $(25,135)        $(38,876)
                                                           ================= ================   ================ ================

Basic and diluted net loss
per common share                                               $  (0.21)        $  (0.35)          $  (0.74)        $  (1.17)
                                                           ================= ================   ================ ================


Shares used to compute basic and diluted
net loss and EBITDA net loss per common share                    33,934           33,611             33,792           33,168
                                                           ================= ================   ================ ================

EBITDA (1)
----------
Net loss                                                       $(7,276)         $(11,767)          $(25,135)        $(38,876)
Less:

Interest income, net                                              (812)           (2,121)            (4,053)          (8,029)
Depreciation                                                       521             1,270              2,132            2,647
Amortization of intangibles                                        970             1,009              3,898            2,425
Amortization of stock-based compensation                         2,276             2,279              9,105            9,432
                                                           ----------------- ----------------   ---------------- ----------------
EBITDA                                                         $(4,321)         $ (9,330)          $(14,053)        $(32,401)
                                                           ----------------- ----------------   ---------------- ----------------
EBITDA loss per common share                                   $ (0.13)         $  (0.28)          $  (0.42)        $  (0.98)
                                                           ================= ================   ================ ================


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

(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses are non-cash charges. NetRatings excludes amortization of intangibles and stock-based compensation as they are non-cash charges not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Reconciliation of net loss per share to EBITDA per share for first quarter and full year 2004 guidance

                                                           Three months ending                  Year ending
                                                             March 31, 2004                    Dec. 31, 2004
                                                             --------------                    -------------


Net loss                                               $ (0.20)      $ (0.22)            $  (0.65)         $  (0.71)
Less:
     Interest income, net                                (0.02)        (0.02)               (0.07)            (0.07)
     Depreciation                                         0.02          0.02                 0.09              0.09
     Amortization of intangibles                          0.03          0.03                 0.09              0.09
     Amortization of stock-based compensation             0.06          0.06                 0.22              0.22
                                                       ---------------------             ---------------------------

EBITDA loss per share guidance range                   $ (0.11)      $ (0.13)            $  (0.32)         $  (0.38)
                                                       ======================            ===========================


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

Balance Sheets
(in thousands)
                                                          December 31,             December 31,
                                                              2003                     2002
                                                              ----                     ----

ASSETS

Current assets
Cash, cash equivalents & short term investments        $   210,039              $   241,411
Accounts receivable                                         10,141                    7,721
Other current assets                                         4,491                    3,878
                                                      ------------             ------------
  Total current assets                                     224,671                  253,010

Property and equipment                                       3,943                    2,994
Intangibles                                                 19,089                   21,684
Goodwill                                                    66,612                   51,298
Other assets                                                   936                    2,659
                                                      ------------             ------------
  Total assets                                         $   315,251              $   331,645
                                                      ============             ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable & accrued expenses                    $    26,807              $    23,157
Deferred revenue                                            10,777                   11,202
Restructuring liabilities                                    1,711                    4,021
                                                      ------------             ------------
  Total current liabilities                                 39,295                   38,380

Restructuring liabilities, less current portion              1,680                    2,583
                                                      ---------------------    ------------
  Total liabilities                                         40,975                   40,963

Minority interest                                              222                    2,016

Stockholders' equity                                       274,054                  288,666
                                                      ---------------------    ------------
  Total liabilities and stockholders' equity           $   315,251              $   331,645
                                                      =====================    ============


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